Exhibit 99.2
CERTAIN MANAGEMENT DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS
OF BROADLANE INTERMEDIATE HOLDINGS, INC.
Discussion of operating results for the nine months ended September 30, 2010 compared to the nine months September 30, 2009. The following discussion should be read in conjunction with Broadlane’s unaudited condensed consolidated financial statements for the nine months ended September 30, 2010 and Broadlane’s consolidated financial statements for the year ended December 31, 2009.
•	For the nine months ended September 30, 2010 and 2009, Broadlane generated total revenues of $130.6 million and $122.7 million, respectively. The increase in total revenues in the nine months ended September 30, 2010 compared to the nine months ended September 30, 2009 were primarily attributable to:
•	An increase in administrative fee revenue resulting from the purchase accounting adjustment in the prior year and revenue provided by purchased services (a new product offering in 2010);

•	An increase in other service fees resulting from increased contract utilization by customers;

•	The Healthcare Performance Partners acquisition.
•	For the nine months ended September 30, 2010 and 2009, Broadlane generated operating income of $13.7 million and $18.2 million, respectively. The decrease in operating income compared to the prior year was primarily attributable to an increase in operating expenses:
•	An increase in the overall employee base to support Broadlane’s service offerings and as a result of acquisitions;

•	Increases in incentive compensation due to the anticipation of the Broadlane Management Incentive Plan funding in the current year.
•	For the nine months ended September 30, 2010, decreases in Broadlane’s Non-GAAP Adjusted EBITDA ($34.4 million in for the nine months ended September 30, 2010 from $38.3 million for the nine months ended September 30, 2009) and Non-GAAP Adjusted EBITDA margin (26.3% for the nine months ended September 30, 2010 from 31.2% for the nine months ended September 30, 2009) compared to the nine months ended September 30, 2009 were primarily attributable to overall increases in operating expenses, offset in part by revenue growth discussed above.
•	Cost of revenues increased primarily due to an increase in the employee base due to a large customer that expanded its relationship to include outsourcing of its materials management and procurement functions and acquisitions.

•	An increase in selling and marketing expenses due to an effort to enhance customer awareness.

•	An increase in general and administrative expenses attributable to an increase in incentive compensation, partially offset by savings on employee benefits.
CERTAIN FINANCIAL INFORMATION
OF BROADLANE INTERMEDIATE HOLDINGS, INC.
(UNAUDITED) (1)
In 000s

	Nine Months Ended
	September 30,		Fiscal Year ended December 31,
	2010	2009	2009	2008 (8)	2007

Total revenue, net	$130,646	$122,691	$167,524	$135,866	$141,954

Operating income (loss)	$13,728	$18,249	$22,044	$(9,039)	$28,763

Net income (loss)	$(6,875)	$(549)	$(3,923)	$(15,385)	$18,399

Non-GAAP Adjusted EBITDA (2)	$34,414	$38,281	$50,824	$46,864	$43,891

Non-GAAP Adjusted EBITDA margin(2)	26.3%	31.2%	30.3%	34.5%	30.9%

CERTAIN FINANCIAL INFORMATION
OF BROADLANE INTERMEDIATE HOLDINGS, INC.
RECONCILIATION OF SELECTED NON-GAAP MEASURES TO GAAP MEASURES
(UNAUDITED) (1)
In 000s

	Nine Months Ended
	September 30,		Fiscal Year ended December 31,
	2010	2009	2009	2008 (8)	2007

Net income (loss)	$(6,875)	$(549)	$(3,923)	$(15,385)	$18,399
Depreciation	2,971	2,854	3,798	4,140	3,229
Amortization of intangibles	16,929	15,829	21,321	13,524	7,666
Interest expense, net of interest income (3)	11,919	18,885	24,670	8,581	(812)
Income tax expense (benefit)	(2,986)	368	(1,017)	(6,406)	11,841

Non-GAAP EBITDA (2)	$21,958	$37,387	$44,849	$4,454	$40,323

Other (gains) losses (4)	(84)	(455)	(760)	4,171	845
Loss on extinguishment of debt (5)	11,754	—	3,074	—	—
Purchase accounting and other adjustments (6)	249	890	3,052	31,307	—
Equity-based compensation (7)	537	459	609	6,932	2,723

Non-GAAP Adjusted EBITDA (2)	$34,414	$38,281	$50,824	$46,864	$43,891

(1)	As reported by the management of Broadlane Intermediate Holdings, Inc. for the nine months ended September 30, 2010 and 2009 and for the fiscal years ended December 31, 2009, 2008 and 2007.

(2)	Non-GAAP financial measures reported by the management of Broadlane Intermediate Holdings, Inc. may have limitations as analytical tools and should not be considered by investors in isolation or as a substitute for analysis of Broadlane’s or the Company’s results as reported under GAAP. The Company compensates for such limitations by relying primarily on the Company’s GAAP results and using non-GAAP financial measures only supplementally. Where possible, the Company provides reconciliations of non-GAAP financial measures to the most directly comparable GAAP measures. Investors are encouraged to carefully review those reconciliations. In addition, because these non-GAAP measures are not measures of financial performance under GAAP and are susceptible to varying calculations, these measures may differ from and may not be comparable to similarly titled measures used by other companies. Broadlane Intermediate Holdings, Inc. measures are for illustrative and informational purposes only and are not intended to represent or be indicative of what the Company’s results of operations would have been if the acquisition of Broadlane Intermediate Holdings, Inc. had occurred at the beginning of such periods. Broadlane Intermediate Holdings, Inc. EBITDA, Adjusted EBITDA, and Adjusted EBITDA margin measures are used by our management and the board of directors to facilitate a comparison of Broadlane Intermediate Holdings, Inc. operating performance on a consistent basis from period to period and provide for a more complete understanding of factors and trends affecting their business. These measures assist our management and the board of directors and may be useful to investors in comparing Broadlane Intermediate Holdings, Inc. operating performance consistently over time. EBITDA and Adjusted EBITDA are not measures of liquidity under GAAP, or otherwise, and are not an alternative to cash flow from continuing operating activities.

(3)	On Broadlane’s condensed consolidated statements of operations and consolidated statements of operations, investment earnings are reported as a separate line item rather than netted against interest expense.

(4)	Other (gains) losses consist primarily of (gains) losses from interest rate derivative financial instruments.

(5)	For the nine months ended September 30, 2010, the $11.8 million loss on extinguishment of debt is due to refinancing of Broadlane Intermediate Holdings, Inc’s senior term loan and extinguishment of senior subordinated notes and the resulting premium and write-off of debt discount and deferred financing costs. For the year ended December 31, 2009, the $3.1 million loss on extinguishment of debt is due to prepayments of Broadlane Intermediate Holdings, Inc’s senior term loan and senior subordinated notes and the resulting premium and write-off of debt discount and deferred financing costs.

(6)	For the nine months ended September 30, 2010, the $0.2 million adjustment represents costs related to certain acquisitions completed in 2010. For the nine months ended September 30, 2009 and for the years ended December 31, 2009 and 2008 this adjustment represents purchase accounting adjustments related to the acquisition of Broadlane Intermediate Holdings, Inc. by TowerBrook on August 15, 2008. In applying purchase accounting required by GAAP, certain amounts that absent purchase accounting would have been recorded as revenue after the date of the acquisition were required to be recorded as an accounts receivable asset at the acquisition date. Accordingly, as a result as of purchase accounting, administrative fee revenue for the nine months ended September 30, 2009 and the years ended December 31, 2009 and 2008 were reduced by $0.9 million, $0.9 million and $15.6 million, respectively. In addition, the years ended December 31, 2009 and 2008 include approximately $2.2 million and $15.7 million, respectively of transaction expenses related to severance, legal and professional advisory fees and other acquisition related expenses. Including this adjustment in calculating Adjusted EBITDA eliminates this effect of purchase accounting.

(7)	Represents non-cash equity compensation to both employees and directors.

(8)	The 2008 financial information presented herein combine the “Predecessor” and “Successor” periods of Broadlane Intermediate Holdings, Inc. as presented on Broadlane’s consolidated financial position, results of operations and cash flows.